SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2005

INTERFACE, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000
Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (770) 437-6800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On June 14, 2005, the Company entered into a Third Amendment to Fifth Amended and Restated Credit Agreement (the “Third Amendment”), dated as of June 14, 2005, among the Company (and certain direct and indirect subsidiaries), the lenders listed therein, and Wachovia Bank, National Association. A copy of the Third Amendment, which is an amendment to the Company’s primary revolving credit facility, is attached hereto as Exhibit 99.1. The Third Amendment, among other things, (1) changed the domestic borrowing base calculation to increase the amount of borrowing availability, and (2) changed a negative covenant to allow the Company to repay or repurchase up to $25 million of its senior or senior subordinated notes.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

Exhibit No.	Description
99.1	Third Amendment to Fifth Amended and Restated Credit Agreement, dated as of June 14, 2005, among the Company (and certain direct and indirect subsidiaries), the lenders listed therein, and Wachovia Bank, National Association.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Patrick C. Lynch

Patrick C. Lynch
Vice President and Chief Financial Officer

Date: June 14, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Third Amendment to Fifth Amended and Restated Credit Agreement, dated as of June 14, 2005, among the Company (and certain direct and indirect subsidiaries), the lenders listed therein, and Wachovia Bank, National Association.